SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 30, 2003

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo (Guernsey) Limited P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant
SIGNATURES
EX 16.1

Item 4.  Changes in Registrant’s Certifying Accountant

(a)	Previous Independent Auditors:

(i)  On June 23 2003, PricewaterhouseCoopers LLP (“PwC”) resigned as CanArgo Energy Corporation’s (the “Company”) independent auditors.

(ii)  The reports of PwC on the financial statements of the Company for either of the fiscal year ended December 31, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, but PwC’s report on the financial statements for the fiscal year ended December 31, 2002 did contain an explanatory paragraph for an uncertainty regarding the Company’s ability to continue as a going concern.

(iii)  For the Company’s two most recent fiscal years ended December 31, 2001 and 2002 and through June 23, 2003 (the date the relationship ended with the former accountant), there has been no disagreement between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(b)	New Independent Auditors:

As of the date of this current report, the Company has not yet retained a new independent accountant. The Company is actively considering the proposal of an accounting firm to serve as the Company’s new independent accountants and expects to make a further report in this regard in the nearest future.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

16.1  Letter from PricewaterhouseCoopers LLP dated June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: June 28, 2003	By:	/s/ Liz Landles

Liz Landles, Corporate Secretary